COLUMBUS ENERGY CORP.
                            (A Colorado Corporation)


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 18, 1999


      You are invited to attend or be represented by proxy at the Annual Meeting of Shareholders of Columbus Energy Corp., a Colorado corporation, to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado, at 9:30 a.m. MDT on May 6, 1999, for the following purposes:

1. To elect three Class II members of the Board of Directors for the ensuing year as listed in the proxy statement.

2. To transact such other business as may properly be brought before the meeting.

      The transfer books of the Company will not be closed, but only shareholders of record at the close of business on March 12, 1999 will be entitled to receive notice of, and vote at, the meeting or at any postponement or adjournment thereof.

     A copy of the annual report of the Company for the fiscal year ended November 30, 1998 accompanies this Notice of Annual Meeting of Shareholders.

      PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. POSTAGE IS PROVIDED IF MAILED WITHIN THE UNITED STATES.

      You may revoke your proxy by following the procedures set forth in the accompanying proxy statement.


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                            H. C. Gutjahr
                                            Secretary

                              COLUMBUS ENERGY CORP.

                               1660 Lincoln Street
                             Denver, Colorado 80264

                           ANNUAL MEETING MAY 6, 1999


                                 PROXY STATEMENT

                                 March 18, 1999



                              SOLICITATION OF PROXY

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Columbus Energy Corp. ("Columbus" or the "Company") for use at the annual meeting of shareholders of Columbus to be held May 6, 1999. The notice of the meeting and form of proxy are enclosed with this proxy statement.

                                      PROXY

      Each properly executed proxy will be voted, and where a choice has been specified by the shareholders on the proxy, it will be voted in accordance with the specifications made. If no choice is specified it will be voted FOR the nominee directors. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by notice to the Secretary of the Company prior to or at the time of the meeting, by executing a new proxy bearing a later date, or by voting in person at the meeting.

                                 VOTING MATTERS

      The only voting class of security of the Company is its common stock, par value $.20 per share, each share of which entitles its holder to one vote. As of March 12, 1999, there were outstanding and entitled to vote 3,920,332 shares of common stock. Only shareholders of record at the close of business on March 12, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      The presence, in person or by proxy, of holders of one-third of the outstanding common stock of the Company will constitute a quorum for the transaction of business at the annual meeting, but, if a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. Both abstentions and broker non-votes are treated as present for purposes of determining a quorum at the annual meeting. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the election of directors as such votes will not be counted as votes cast.

      This proxy statement and the accompanying notice of annual meeting and form of proxy are first being sent to shareholders on or about March 18, 1999.

                            -------------------------

     THE COMPANY WITHOUT CHARGE WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1998, TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. SUCH REQUESTS SHOULD BE DIRECTED
TO: COLUMBUS ENERGY CORP., 1660 LINCOLN STREET, SUITE 2400, DENVER, COLORADO 80264, ATTENTION: H. C. GUTJAHR, SECRETARY.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning persons known by the Company to be beneficial owners of more than five percent of the Company's voting securities as of February 28, 1999. All information is taken from or based on filings made by such beneficial owners with the Securities and Exchange Commission ("SEC") or information provided by such owners to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.


        Title                     Name and Address                      Amount and Nature of                   Percent
      of Class                   of Beneficial Owner                    Beneficial Ownership                  of Class
   --------------           -----------------------------------         --------------------                  --------
   Common Stock             Harry A. Trueblood, Jr.                           991,582(1)                         24.7
    par value               1660 Lincoln St., Suite 2400
    $.20 per share          Denver, CO 80264

                            Carl Seaman                                       456,527(2)                         11.6
                            63 Hunting Ridge Road
                            Greenwich, CT 06831

                            Fidelity Low-Priced Stock                         312,500(3)                          7.9
                               Fund, c/o Fidelity Management
                            & Research Company
                            82 Devonshire Street
                            Boston, MA  02109

                            Wellington Management Company, LLP                419,925                            10.7
                                Wellington Trust Co. N.A.
                            75 State Street
                            Boston, MA 02109


(1) Includes 66,375 shares underlying non-statutory stock options that are exercisable within 60 days of February 28, 1999; and 23,292 shares which are owned by Lucile B. Trueblood, Mr. Trueblood's wife, which she holds as her separate property and as to which Mr. Trueblood disclaims any beneficial ownership. Mr. Trueblood is the sole trustee of the Harry A. Trueblood, Jr. Charitable Remainder Unitrust dated 6/1/98 and as such holds sole voting rights to 239,653 shares but disclaims any beneficiary ownership thereto.

(2) Includes 166,375 shares owned by Carl and Associates, a general partnership in which Mr. Seaman owns an 80% partnership interest and as to which Mr. Seaman shares voting and investment power, and 6,146 shares which are owned by Linda Seaman, Mr. Seaman's wife, which she holds as her separate property and as to which Mr. Seaman disclaims any beneficial ownership.

(3) Fidelity Low-Priced Stock Fund (the "Fund") is a mutual fund whose investment adviser is Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. FMR Corp. is controlled by Edward C. Johnson, 3d. Edward C. Johnson, 3d., Fidelity, and FMR Corp. have sole power to dispose of the shares owned by the Fund.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The table below provides information as to each class of Columbus' equity securities beneficially owned as of February 28, 1999 by (i) each director, (ii) each "named executive officer" listed in the summary compensation table under the heading "Executive Compensation", and (iii) all directors and executive officers as a group. All information is taken from or based on filings made by such persons with the SEC or provided by such persons to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.


        Title                                                             Amount and Nature                    Percent
      of Class                          Name                           of Beneficial Ownership                of Class
   --------------           -----------------------------------         --------------------                  --------
   Common stock               Harry A. Trueblood, Jr.                         991,582 (1)                       24.7
   par value                  J. Samuel Butler                                 27,908 (2)                          *
   $.20 per share             William H. Blount, Jr.                           21,331 (2)                          *
                              Jerol M. Sonosky                                 30,366 (2)                          *
                              Clarence H. Brown                                78,254 (3)                        2.0
                              Ronald H. Beck                                   50,311 (4)                        1.3
                              Michael M. Logan                                 54,533 (5)                        1.4
                              James P. Garrett                                 61,333 (6)                        1.5
                              All directors and                             1,340,023 (7)                       31.4
                                  executive officers as a
                                  group (9 persons)


*    Less than 1%

(1)  See footnote (1) under  "Security  Ownership of Certain Beneficial Owners."

(2) Includes 11,000 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.

(3) Includes 67,245 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.

(4) Includes 44,643 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.

(5) Includes 48,750 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.

(6) Includes 49,890 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.

(7) Includes an aggregate of 326,153 shares of common stock underlying stock options that are exercisable within 60 days of February 28, 1999.


                                 PROPOSAL NO. 1
                       NOMINEES FOR ELECTION OF DIRECTORS

         The Board of Directors consists of six members, divided into two classes (Class I and Class II) having staggered terms of two years each. The Class II directors are J. Samuel Butler, Jerol M. Sonosky and Clarence H. Brown. The Class I directors are Harry A. Trueblood, Jr. and William H. Blount, Jr. Donald W. Ringsby, a Class I director submitted his resignation on March 5, 1999. His replacement will be elected at the next meeting of the Board of Directors which will be before the annual meeting. Three Class II directors are to be elected at this meeting. The persons authorized by the enclosed form of proxy intend to vote each proxy received by them for the election of the three Class II nominees named below unless different instructions are given. The term of office of all Class II nominees, if elected, will commence on their election and will continue until the annual meeting in 2001 or until their successors are duly elected and qualified.

         Each Class II nominee has consented to be named in this proxy statement and to serve if elected.

         If any nominee becomes unable to serve as a director before the annual meeting, the persons authorized by the proxy will vote in their discretion for the election of another person for such office. The Board of Directors has no reason to believe that any Class II nominee will decline or become unable to serve before the annual meeting.

         The Board of Directors unanimously recommends a vote FOR the Class II nominees named below.

         Certain information as to each nominee for election as a Class II director is set forth in the table below and in the paragraphs below. The information appearing in the table below has been furnished to the Company by the nominees.


                                     Name of Nominees for Director,                                                     First Became
                          Principal Occupation and Biographical Information (1)                                 Age     Director in
                          -----------------------------------------------------                                 ---     ------------
J. Samuel Butler                                                                                                53          1984
      Director.  Mr.  Butler was  President  and Chief  Operating  Officer of Columbus from 1985 until July
      31,  1989  after  which he became a  founding  principal  of the  investment  banking  firm of Petrie
      Parkman & Co. until December  1994.  Also during that time he served as Chief  Executive  Officer and
      President  of   privately-held   Sterling  Energy  Corp.  and  Sheffield   Exploration   Company,   a
      publicly-held  independent  oil and  exploration  company.  He  currently  serves as  Chairman of the
      Board,  Chief Executive  Officer and President of ST Oil Company,  a  privately-held  independent oil and gas company and Director of Colorado Wyoming Reserve Company.

Jerol M. Sonosky                                                                                                73          1985
      Director.  Mr. Sonosky served in various  capacities  with the First  Interstate  Bank of California,
      Los  Angeles,  California,  from 1959 to 1983,  retiring  in 1983 as  Executive  Vice  President  and
      Manager of the International Division.  Currently he is an energy and financial consultant.

Clarence H. Brown                                                                                               64          1989
      Director.  Mr. Brown was elected  Executive  Vice  President  of Columbus in  September  1988 and was
      later named Chief  Operating  Officer in August 1989.  From 1984 until  September  1988, he was Chief
      Executive Officer and Chairman of the Board of Kimbark Oil & Gas Company.

Information Concerning Continuing Directors

      Certain information as to each director who will continue in office is set forth in the table below. The information appearing in the table below has been furnished to the Company by the Directors.

                                       Name of Continuing Directors,                                                    First Became
                          Principal Occupation and Biographical Information (1)                                 Age     Director in
                          -----------------------------------------------------                                 ---     ------------
Harry A. Trueblood, Jr.                                                                                         73          1982
      Chairman  of the Board,  President,  Chief  Executive  Officer  and  Director.  Mr.  Trueblood  was a
      founder  and  former  President  and/or  Chairman  of  the  Board  and  Chief  Executive  Officer  of
      Consolidated  Oil & Gas, Inc.,  the former parent of Columbus,  from 1958 until October 1988. He is a
      Director of CEC  Resources  Ltd., a former  wholly-owned  subsidiary  of the Company.  He is a former
      Director of the Chief  Executives  Organization  and  several  public  companies,  some of which were affiliates of Consolidated and Columbus.

William H. Blount, Jr.                                                                                          52          1988
      Director.  Mr.  Blount  has  been  Chairman  and  President  of  Power  Motive  Corporation,  Denver,
      Colorado,  a  distributor  of heavy  construction  equipment,  since 1980. He has been with that firm since  1972  and was Vice  President  from  1974 to 1980.  He is a  member  of the  Chief  Executives
      Organization and a Director of Colorado Uplift.


(1) As to the extent of participation of executive officers and directors in oil and gas exploration and other matters, see "Transactions with Management."

Compensation of Directors

      At each annual organization meeting, the Board of Directors adopts a new compensation policy for its directors for the next year. Following the 1998 annual meeting, the Board determined the following policy to be effective until May 31, 1999: The directors of Columbus who are not otherwise employed as officers are currently paid an annual director's fee of 3,750 shares of restricted common stock issued from treasury, which for tax purposes is valued at 75% of the closing price of the common stock on the date of that directors' meeting, plus $1,500 per meeting for attendance at all regular and special meetings of the Board of Directors, and $750 for attendance at meetings of the Audit, Compensation and Executive Committees if held at a time other than at the time that a regular or special meeting of the Board is held.

Committees and Meetings

      The Board of Directors held four meetings during fiscal 1998. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees described below on which such director served.

      The Company has a standing Executive Committee comprised of Messrs. Trueblood and Sonosky. The function of the Executive Committee is to act on matters in the absence of the Board of Directors, which actions are later ratified by the Board of Directors. The Executive Committee met two times during fiscal 1998.

      The Company has a standing Audit Committee comprised of Messrs. Butler and Blount. Before his resignation, Mr. Ringsby served as chairman of the committee. The principal duties of the Audit Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors; review with management and the independent auditors the type of services to be performed by the independent auditors, their performance and their fees; review the scope of the audit; consider comments by the auditors regarding internal controls and accounting procedures, as well as management's response to those comments; and review the adequacy of the Company's system of internal accounting controls. The Audit Committee met two times during fiscal 1998.

      The Company has a standing Compensation Committee comprised of Messrs. Sonosky (Chairman of the Committee), and Trueblood. Prior to his resignation, Mr. Ringsby was also a member of the Compensation Committee. The function of the Compensation Committee is to review and determine the compensation to be awarded to all executive officers (other than the Chief Executive Officer) and the general level of various plan contributions, and annual wage increases to non-officer employees. Prior to Mr. Ringsby's resignation, Messrs. Sonosky and Ringsby formed the Compensation Committee with respect to the compensation of Mr. Trueblood. In that role they recommended the compensation for Mr. Trueblood to the Board of Directors, which makes a final determination (without Mr. Trueblood's participation). The Compensation Committee held two meetings in fiscal 1998.

     The Company has a standing Incentive Stock Option Plan Administrative Committee comprised of Messrs. Blount, Butler and Sonosky. This Committee administers the Columbus Energy Corp. 1995 Stock Option Plan. The Incentive Stock Option Plan Administrative Committee met two times during fiscal 1998.

      The Company does not have a standing Nominating Committee.

                        EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors.


       Name and Age                                        Position with Columbus and Biographical Information
----------------------------    ------------------------------------------------------------------------------------------------
Harry A. Trueblood, Jr. (73)    See "Information Concerning Continuing Directors"

Clarence H. Brown (64)          See "Nominees for Election of Directors"

Ronald H. Beck (54)             Vice  President.  Mr.  Beck was  elected  Vice  President  of Columbus in August 1985 and served as
                                Treasurer from August 1985 to May 1993.  He also serves as Chief Financial Officer.

Michael M. Logan (49)           Vice  President.  Mr.  Logan  joined  Columbus  in August 1985 and was elected  Vice  President  of
                                Corporate Development and Marketing in November 1985.

Harold C. Gutjahr (69)          Secretary.  Mr.  Gutjahr was elected  Senior Vice  President  and Secretary of Columbus in 1982. He
                                has been a part time employee since August 1, 1989, serving as Secretary.

James P. Garrett (52)           Treasurer.  Mr. Garrett joined  Columbus in August 1992 as Controller and was elected  Treasurer in
                                May 1993.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and the other executive officers who earned over $100,000 in salary and bonus in fiscal 1998 (referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                         Annual Compensation
Name and Principal      Fiscal         -----------------------        Long Term Compensation Awards           All Other
    Position             Year          Salary($)       Bonus($)      Securities Underlying Options(#)       Compensation($)
------------------      -----          --------       --------     ----------------------------------       ---------------
H.A. Trueblood, Jr.     1998           $127,917       $100,000                   32,000                       $17,877 (1)
  Chief Executive       1997            120,916        100,000                   34,375 (7)                    22,057
  Officer               1996            108,000         11,766                  165,550 (5)(7)                 15,179

Clarence H. Brown       1998            122,917         91,500                   20,000                         4,800 (2)
  Chief Operating       1997            118,000         68,400                   20,625 (7)                     4,480
  Officer               1996            110,400         13,873                   16,500 (7)                     4,320

Ronald H. Beck          1998            104,333         25,083                   13,000                         7,250 (3)
  Vice President        1997            100,333         15,653                   13,750 (7)                     6,928
  Finance               1996             93,917         11,787                   11,000 (7)                     6,816

Michael M. Logan        1998            104,333         25,083                   13,000                         5,700 (4)
  Vice President        1997            100,333         15,653                   13,750 (7)                     5,380
  Corp. Development     1996             93,917         11,787                   11,000 (7)                     5,220

James P. Garrett        1998             84,333         20,028                   10,400                         6,849 (6)
  Treasurer             1997             80,083         12,331                   11,000 (7)                     6,415
                        1996             74,175          9,308                    9,625 (7)                     6,093

(1) Represents matching contributions by the Company under the 401(k) Plan of amounts accrued under the Company's separation pay policy of $4,800 and $13,077, respectively.

(2)  Represent matching contributions by the Company under the 401(k) Plan.

(3) Represents matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan of $4,800 and $2,450, respectively.

(4) Represents matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan of $4,800 and $900, respectively.

(5) Includes a delayed grant of 96,800 options in exchange for the surrender of 121,000 outstanding options pursuant to an offer made by the Company in fiscal 1995 to all option holders whose salary had been reduced by the Board of Directors on August 1, 1995 to receive a number of options at the closing price on date of grant equal to 80% of the number of options held. Also includes a 34,375-share stock option approved by the Board of Directors in May 1995 but granted effective February 5, 1996, which was the earliest date that Mr. Trueblood was not subject to liability under Section 16 of the Securities Act of 1934.

(6) Represents matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan of $4,800 and $2,049, respectively.

(7) All option amounts have been adjusted for the Company's five-for-four stock split in May 1997 and 10% stock dividend paid the shareholders of record on February 23, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to the Company's named executive officers.


                                  Individual Grants
                            -----------------------------                                           Potential Realizable
                             Number of                                                                Value at Assumed
                            Securities       % of Total                                             Annual Rates of Stock
                            Underlying         Options                                              Price Appreciation
                              Options        Granted to          Exercise                           For Option Term (3)
                              Granted       Employees in           Price       Expiration           --------------------
         Name                 (#)(1)         Fiscal Year       ($/Share)(2)      Date                5% ($)      10% ($)
--------------------          ------         -----------       ------------     ------              -------      -------
H. A. Trueblood, Jr.          32,000            17.6             $7.00          5/6/01              $35,308      $74,144
Clarence H. Brown             20,000            11.0              7.00          5/6/01               22,068       46,340
Michael M. Logan              13,000             7.1              7.00          5/6/01               14,344       30,121
Ronald H. Beck                13,000             7.1              7.00          5/6/01               14,344       30,121
James P. Garrett              10,400             5.7              7.00          5/6/01               11,475       24,097


(1) Because of the prior service provision in the Company's Employee Stock Option Plan, all options are exercisable upon grant.

(2) Options granted at the closing price of the Company's common stock on that date.

(3) These columns present hypothetical future realizable values of the options, obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of market price appreciation are presented as examples pursuant to rules of the SEC and do not reflect management's prediction of the future market price of the Company's common stock. No gain to the optionees is possible without an increase in the market price of the common stock above the option price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable values presented are NOT intended to indicate the value of the options.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                        AND FISCAL YEAR END OPTION VALUES

         The table below summarizes for each of the named executive officers the number of stock options exercised during fiscal 1998, the total number of unexercised options held at November 30, 1998, and the aggregate dollar value of in-the-money, unexercised options held at November 30, 1998. Value realized upon exercise is the difference between the market price of the underlying common stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at fiscal year end is based on the difference between the aggregate exercise price of the common stock and the market price of the stock on November 30, 1998 which was $6.50 per share. As of that date, the underlying options had not been, and may never be, exercised. The actual gain realized, if any, will be when exercised and will depend on the value of the Company's common stock on that date. There is no assurance that any of the theoretical values shown below will ever be realized or will not be surpassed.


                                                                              Number of
                                                                             Securities                    Value of
                                                                             Underlying                   Unexercised
                                 Shares                                      Unexercised                 In-the-Money
                                Acquired                                      Options                      Options
                               on Exercise             Value                 at Fiscal                    at Fiscal
       Name                     (#)(1)(2)          Realized ($)            Year End(#)(1)               Year End(#)(1)
-------------------            -----------         ------------            --------------               --------------
H.A. Trueblood, Jr.              34,375               $82,031                 66,375                     $      -0-
Clarence H. Brown                26,475                44,344                 67,245                         10,028
Ronald H. Beck                   12,308                33,323                 48,750                         19,500
Michael M. Logan                 17,908                45,980                 48,750                         19,500
James P. Garrett                     -0-                   -0-                49,890                         14,745


(1)  All options are vested and exercisable.

(2) Option amounts have been adjusted for Company's five-for-four stock split in May 1997 and 10% stock dividend paid the shareholders of record on February 23, 1998.
                                       8

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The Company has prepared, in accordance with rules of the Securities and Exchange Commission, a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the American Stock Exchange Market Value Index and the Dow Jones Secondary Oil Index for a period of five fiscal years commencing December 1, 1993, and ending November 30, 1998, as set forth below. Prior to 1997, the Company had selected the American Stock Exchange (the "Amex") Natural Resources Group Index as the published industry index in the stock performance graph, however, the Amex discontinued this index on December 29, 1996. Accordingly, the Company selected the Dow Jones Secondary Oil Index for its published industry index. The graph assumes the value of the investment in Columbus' common stock and each index as $100 on December 1, 1993, and that all cash dividends (of which there were none) were reinvested.

      The Stock Price Performance Graph below shall not be deemed incorporated by Reference into any filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                             COLUMBUS ENERGY CORP.
                         STOCK PRICE PERFORMANCE GRAPH

                                                  AMEX          Dow
                                    Columbus     Market        Jones
    Fiscal Year Covered              Energy     Value(1)   Secondary Oil(2)
    -------------------             --------    --------   ----------------
           1993                       100         100           100
           1994                       101.4        94.0          97.6
           1995                        74.8       116.7         105.8
           1996                       133.8       128.4         138.9
           1997                       137.3       148.3         143.1
           1998                       113.8       150.4         110.8

(1) Source: American Stock Exchange
(2) Source: Dow Jones Index

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation of Officers and Employees in General

      The Board of Directors has delegated to the Compensation Committee (the "Committee") the responsibility of developing compensation programs to attract, motivate, and retain competent executives and other Company personnel. The
Committee as a part of its normal practice obtains the recommendations from Company's management related to individual performance in addition to reviewing compensation programs of other oil and gas companies with emphasis on those companies that would normally provide the greatest source of competition for Columbus' personnel.

      The Committee institutes changes in, or sets the level of, compensation based on consideration of recent and long-term contributions of individual employees; the business circumstances of the Company at the time such compensation levels are set; and comparison of competitor's compensation programs to those of the Company. In the opinion of the Committee, this policy has proved successful in retaining employees and contributed to the Company's operating asset growth since it became a public company in 1988. The Committee is convinced that one of the best ways to maximize shareholder value is to closely align the interests of employees and shareholders by promoting the acquisition of an equity interest in the Company whenever possible. Accordingly, it has made liberal use of stock options in its recommended compensation package of all employees.

      Columbus' executive compensation policy for many years has been to maintain a comparatively modest base salary augmented by grants of new stock options annually and, since 1994, through issuance of stock in lieu of cash under the Incentive Compensation Plan. The Company has granted increases (and on one occasion instituted reductions) in the base salaries of its officers based on performance using a comparative year-to-year review of (a) the market price of the Company's common stock, (b) the Company's total revenues, net income, discretionary cash flow, total assets, and stockholders' equity, and/or (c) expected future market performance of the common stock based upon anticipated improvement in its cash flow from previous activity not yet reflected in the Company's operating results. The Committee also believes the cash salaries paid to management and the annual level of increases have been at or below the median level for similarly situated companies for the fiscal years from 1988 through 1998. It proposes to continue this policy in order to preserve cash for operations and debt reduction.

      The Committee also annually reviews the operating results and compensation reported by four or more selected peer companies similarly situated within Columbus' industry niche before determining special award bonuses, Incentive Compensation Plan grants, or wage increases for the executives. Accordingly, with a fair degree of certainty, they may rely upon the fact that with good comparative results, they will be rewarded in line with the Company's competitors. Creation of the Incentive Compensation Plan in 1994 has somewhat reduced the previous total reliance upon the exercise and sale by officers of their stock option shares to generate extra cash necessary for an officer's total compensation in any given year to be at least comparable to that of peer companies. Occasionally an individual officer makes an unusually important contribution to the Company's success in a particular year which is taken into consideration when setting such officer's salary or when granting an Incentive Compensation Plan award. The Incentive Compensation Plan has provided an excellent vehicle with which to supplement the base salaries of the executive officers. By its optimum use, the Company limits an upward spiral of cash demand which then becomes difficult to reduce salaries without destroying morale or losing key executives. There was one across-the-board reduction in management's salaries over the past ten years in August 1995 due to low commodity prices and may be utilized again if the present price environment persists in 1999.

Compensation of the Chief Executive Officer

      The Committee separately evaluates the annual salary and other remuneration of Harry A. Trueblood, Jr., the Company's Chairman, President, and Chief Executive Officer, without Mr. Trueblood's participation. The Committee annually assesses Mr. Trueblood's performance and expected future contributions and, based upon such an assessment, then makes its recommendations to the full Board of Directors who make a final determination of Mr. Trueblood's compensation. At no point during this process does Mr. Trueblood participate in any findings, deliberations or decisions made by those directors.

      The Board of Directors normally utilizes similar performance parameters for Mr. Trueblood as is used for the other executive officers. However, special emphasis is placed on the Company's performance versus peer group companies and with results of the energy industry in general and will continue such a policy to determine Mr. Trueblood's compensation in 1999. Using similar guidelines during its annual review during May 1998, the Committee recommended an increase of $5,000 in Mr. Trueblood's base salary and an award of a 32,000-share non-qualified stock option. Thereafter, the full Board of Directors also granted a cash bonus of $100,000 in recognition of the outstanding improvement in operating results which Columbus achieved during fiscal 1997. See "Executive Compensation - Summary Compensation Table - Option Grants in Last Fiscal Year".

      Mr. Trueblood's compensation package over the past several years has consisted of a modest base salary supplemented by an annual bonus plus annual grants of non-qualified stock options. The latter do not possess the same tax advantages as do incentive stock options normally granted to other officers but because of his percentage stock ownership, Mr. Trueblood is not permitted to participate in either the Incentive Compensation Plan or the Employee Stock Purchase Plan. He is allowed to receive the same percentage of annual matching percentage contribution from the Company to his 401(k) Plan as that received by other officers and all employees.

      The Committee is a standing Committee and its current composition during the review of all officers other than Mr. Trueblood consisted of Jerol M. Sonosky, Chairman of the Committee, Harry A. Trueblood, Jr. and Donald W. Ringsby (who was a member until his resignation on March 5, 1999), all of whom are or were directors of the Company, but consisted only of Messrs. Sonosky and Ringsby with respect to Mr. Trueblood. The Board of Directors in May 1998 elected each of these persons as Committee members to serve for the balance of fiscal 1998 and until the Board's annual organizational meeting following the Annual Meeting of Shareholders in May 1999.

      For the Compensation Committee

              Harry A. Trueblood, Jr.                 Jerol M. Sonosky

      The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Separation Pay Policy

      Since December 1, 1990, the Company has had a separation pay policy which covers all regular terminations and, in addition, certain "special" terminations of officers (including the named executive officers) in the case of certain contractions and restructurings of the Company, and in the event of a change of control of the Company. All officers and employees with at least one year of service are covered by this policy.

      In the event of a termination as a result of a contraction, restructuring, or a "special" termination or a "friendly" change of control (i.e. having received affirmative vote of the Board), an officer (i) with less than 24 months of service will receive six weeks' severance pay; (ii) with more than 24 months but less than 36 months of service will receive nine weeks' severance pay; and
(iii) with more than 36 months of service will receive three month's salary plus an additional three weeks of pay for each full year of service; provided that all officers with 36 months or more of service will receive not less than six months of severance pay. The severance pay rate will be calculated on the basis of the average weekly salary received during the 52 weeks immediately preceding such termination. If there is a "hostile" change of control (i.e. not approved by the Board), the amounts will be increased by one and one-half times.

      At the discretion of the Board of Directors, officers and non-officer employees may receive upon their retirement the same benefits they would have received upon a friendly change of control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Historically, Columbus, in the ordinary course of business, has sought the participation of other persons in its oil and gas exploration and other business activities. Participation in such ventures have been sold for the purpose of permitting Columbus to minimize its cost basis in the transactions, or realize a profit from the ventures, and to reduce the risk to Columbus in any single business transaction. During fiscal 1998, no directors, officers or holders of more than 5% of the Company's voting securities or such person's immediate family ("insiders") acquired from Columbus participation in its oil and gas ventures in an amount of $60,000 or more. In the past, certain of the Company's directors and officers have participated in the Company's business activities as individual investors with varying levels of investment from year to year which sometimes has exceeded $60,000.

      Any  participation  by such insiders has always been (and will continue to
be) on the same terms and conditions as the participation of other persons who are not directors or officers of Columbus, and no director or officer will derive any special benefits by virtue of their relationship as directors/officers of Columbus. In the course of the exploration, development and operations which are conducted on the oil and gas leases in which Columbus is the operator, officers and directors of Columbus from time to time are indebted to the Company for the period beginning when they receive their monthly invoices until they pay the amounts they owe on such invoices.

      Mr. Trueblood was the former Chief Executive Officer and currently is a director and more than 5% shareholder of CEC Resources Ltd. ("Resources"), a former wholly-owned Canadian subsidiary. For the fiscal year ended November 30, 1998, the Company received $221,000 from Resources for providing certain management services for Resources which included a charge by Columbus for his prorated time devoted to serving as Resources' Chief Executive Officer. Other named executive officers' prorated time spent on Resources' matters were also included in that charge.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Such persons are required to furnish the Company with copies of all
Section 16(a) reports they file.

      Based on its review of the copies of such reports received by it, the Company believes that all such reports were timely filed in fiscal 1998.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers   LLP  began   serving   the   Company  as  of  its
incorporation in 1982 and was the Company's independent auditor for the year ended November 30, 1998. PricewaterhouseCoopers LLP has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions. The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants for fiscal 1999.

                          FUTURE SHAREHOLDER PROPOSALS

      If any shareholder intends to present a proposal for action at the annual meeting of shareholders to be held in 2000, such proposal must be received by the Company at its principal executive offices not later than the close of business on November 19, 1999, in order to be included in the Company's proxy material for that meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations of the SEC.

      Shareholders who intend to present a proposal to be considered at the Annual Meeting of Shareholders to be held in 2000 must provide notice of such proposal to the Company not later than February 2, 2000. Otherwise, the proxies will have discretionary authority to vote on the matter.

      All notices should be sent to the Secretary at the address on the cover of this Proxy Statement.

                                 OTHER BUSINESS

      The Company does not know of any business to be presented for consideration at the annual meeting other than the election of directors. If other business is properly presented, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, although all proxies will be voted as directed.

      The cost of preparing and mailing the enclosed material will be borne by Columbus. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, who will receive no compensation therefor in addition to the regular compensation, will solicit proxies on behalf of the Company by telephone, facsimile and personal interview, with the cost of any such solicitation to be borne by the Company.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            H. C. Gutjahr
                                            Secretary

                                  [PROXY CARD]

                              COLUMBUS ENERGY CORP.           Common Stock Proxy
                            (a Colorado corporation)

                THIS PROXY IS SOLICITED BY ITS BOARD OF DIRECTORS

      The undersigned hereby appoints Harry A. Trueblood, Jr. and J. Samuel Butler or any one or more of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock held of record on March 12, 1999, which the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of Columbus Energy Corp. to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado on Thursday, May 6, 1999 at 9:30 a.m. MDT and at any adjournment thereof.

     Management proposals:

   (1) Election of Class II Directors for the nominees listed below (except as marked to the contrary below) / /

        Withhold authority
          to vote for all nominees listed below   /  /

         J. Samuel Butler, Jerol M. Sonosky and Clarence H. Brown

     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below. If authority is not withheld, it shall be deemed granted.)


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   (2) In their discretion for such other matters as may properly come before the meeting.


NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND, IN THE PROXY HOLDER'S DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY.

Date signed: ____________________________

Signature:

X_____________________________________


X_____________________________________

Please sign exactly as your name appears on this proxy.